EXHIBIT 10.17

                              AMENDED AND RESTATED
                              TERM PROMISSORY NOTE

                                                              New York, New York
$1,500,000.00                                                      April 1, 2003

      FOR VALUE RECEIVED, the undersigned unconditionally (and if more than one, jointly and severally) promises to pay to the order of JPMORGAN CHASE BANK ("CHASE" or the "BANK"), at its office located at 1166 Avenue of the Americas, New York, New York 10036, or to such other address as the holder hereof may notify the undersigned, the principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) (the "LOAN").

      The entire outstanding amount of principal, together with any unpaid interest and any other amounts due on or under this Note shall be due on December 30, 2005 (the "MATURITY DATE"). The principal amount of this Note shall be payable in ten (10) equal quarterly installments of $100,000.00 on each March 31, June 30, September 30 and December 31 occurring after the date hereof, commencing on June 30, 2003, and a final installment of $500,000.00 due and payable on the Maturity Date.

      PROVIDED, HOWEVER, at no time shall the sum of (a) the principal amount outstanding hereunder, plus (b) the aggregate stated amount of all outstanding letters of credit issued by Chase for the account of the undersigned, plus (c) the principal amount outstanding under the Amended and Restated Senior Grid Promissory Note, dated April 1, 2003 (as amended, supplemented or otherwise modified from time to time, the "SENIOR GRID Note"), issued by the undersigned to the order of Chase in the original principal amount of $1,000,000.00, exceed the "Borrowing Base." The "BORROWING BASE" means 80% of the aggregate amount of all Eligible Accounts as calculated by Chase from time to time; PROVIDED, HOWEVER, that Chase, in its sole discretion, may on notice to the undersigned redetermine the Borrowing Base including, but not limited to, altering the percentage of Eligible Accounts includable in the Borrowing Base. To the extent that the sum of (i) the principal amount outstanding hereunder, plus (ii) the aggregate stated amount of all outstanding letters of credit issued by Chase for the account of the undersigned, plus (iii) the principal amount outstanding under the Senior Grid Note, exceeds the Borrowing Base at any time, such excess shall be immediately due and payable by the undersigned to Chase without demand by Chase. The undersigned agrees to pay interest on the unpaid balance of such excess amounts at the Prime Rate, as set forth in the INTEREST section below, plus two and one-half percent (2.50%) per annum.

      This Note includes all Schedules and Riders attached hereto.

      This Note amends and restates in its entirety the Term Promissory Note, dated February 20, 2002, as amended prior to the date hereof, issued by the undersigned to the order of Chase in the original principal amount of $2,000,000.

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      1. DEFINITIONS. As used in this Note:

      "BANKING DAY" means any day on which commercial banks are not authorized or required to close in New York and whenever such day relates to a Euro Rate Loan or notice with respect to any Euro Rate Loan, a day on which dealings in U.S. dollar deposits are also carried out in the London interbank market.

      "CASH FLOW COVERAGE RATIO" means, in respect of the period for which the computation is being made, which period shall in each case consist of a twelve-month period ending on the last day of a Fiscal Quarter, the ratio of (i) Measured Cash Flow to (ii) the sum of all payments of principal, interest and capital lease obligations, including (without limitation) sinking fund payments and redemptions, and all Earn-Out Payments, in each case which the undersigned is contractually required to pay during such period.

      "CONSOLIDATED CURRENT ASSETS" means, in respect of the undersigned, all of its current assets and the current assets of its Subsidiaries (if any) on a consolidated basis, which should, in accordance with GAAP, be classified as current assets.

      "CONSOLIDATED CURRENT LIABILITIES" means, in respect of the undersigned, all of its current liabilities and the current liabilities of its Subsidiaries (if any) on a consolidated basis, which should, in accordance with GAAP, be classified as current liabilities.

      "CONSOLIDATED TANGIBLE NET WORTH" means, in respect of a Person, the consolidated stockholders' equity in such Person and its Subsidiaries determined in accordance with GAAP, except that there shall be deducted therefrom all intangible assets (other than leasehold improvements) of such Person and its Subsidiaries, such as organization costs, unamortized debt discount and expense, goodwill, patents, trademarks, copyrights, contractual franchises, and research and development expenses.

      "DEBT" of any Person means (i) all obligations of such Person for borrowed money (including in the case of the undersigned the aggregate outstanding amount of the Loan) or the deferred purchase price of property or services, (ii) all obligations of such Person evidenced by bonds, notes, debentures, drafts or similar instruments or securities, (iii) indebtedness for borrowed money or the deferred purchase price of property or services secured by any lien existing on property owned or acquired by such Person, whether or not the indebtedness secured thereby shall have been incurred or assumed by such Person, (iv) all capitalized lease obligations of such Person, (v) the undrawn amount of all letters of credit issued for the account of such Person, and (vi) all guaranties and other contingent obligations of such Person in respect of obligations and liabilities of others referred to in clauses (i)-(v) above.

      "EARN-OUT PAYMENTS" means the One Year Deferred Consideration Amount, the Two Year Deferred Consideration Amount (as such terms are defined in the Purchase Agreement), and any other amounts paid by the undersigned pursuant to or in connection with the Purchase Agreement that constitute deferred purchase price or earn-out payments

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      "ELIGIBLE  ACCOUNT" means an account of the  undersigned  (i) which is due and payable in full within 90 days, (ii) for which the account debtor is a resident of the United States, (iii) in which Chase holds a first priority perfected security interest, and which is not subject to any assignment, claim, lien, or security interest, except in favor of Chase, (iv) which is a valid and legally enforceable obligation of the account debtor, and, (v) in which Chase in its discretion has not deemed the account or account debtor unsatisfactory; provided, however, that if 50% or more of any account does not meet these specifications, the entire amount of such account shall not be included as an Eligible Account.

      "EURO RATE" means, for any Fixed Rate Loan based upon the LIBOR Rate for any Interest Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) to be equal to the quotient of (i) the LIBOR Rate for such Loan for such Interest Period, divided by (ii) one minus the Reserve Requirement for such Loan for such Interest Period, plus three and one-half percent (3.5%).

      "FEDERAL FUNDS RATE" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal Funds transactions as published by the Federal Reserve Bank of New York for such day (or if such day is not a Banking Day, for the immediately preceding Banking Day).

      "FISCAL QUARTER" means the undersigned's fiscal quarter consisting of a three-month period, ending on each March 31, June 30, September 30 and December 31.

      "FISCAL YEAR" means the undersigned's fiscal year consisting of a twelve-month period ending on each December 31.

      "GAAP" means generally accepted accounting principles in the United States of America as in effect on the date hereof and from time to time hereafter consistently applied.

      "GUARANTORS" means Guideline Research Corp., a New York corporation, Tabline Data Services, Inc., a New York corporation, Guideline/Chicago, Inc., an Illinois corporation, Advanced Analytics, Inc., a New York corporation, and Guideline Consulting Corp., a New York corporation.

      "INTEREST PERIOD" means with respect to any Euro Rate Loan, the period as Chase may offer and as the undersigned may select, commencing on the first date of such period and ending on the numerically corresponding day in the first, second or third calendar month thereafter, provided that each such Interest Period which commences on the last Banking Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Banking Day of the appropriate subsequent calendar month. In no event shall an Interest Period have a duration of less than one month or extend beyond the Maturity Date. "INTEREST PERIOD" means (i) with respect to Money Market Rate Loans, for any single borrowing, the period for which such borrowing is offered, and (ii) with respect to the Variable Rate, the period for which such rate is applicable.

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      "LIBOR RATE" means the rate per annum (rounded upwards,  if necessary,  to the nearest 1/16 of 1%) quoted by the London office of Chase at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the second Banking Day prior to the commencement of an Interest Period for the offering by Chase to leading banks in the London interbank market of United States dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the relevant Fixed Rate Loan.

      "MEASURED CASH FLOW" means the sum of the following items measured on a consolidated basis for the undersigned and its Subsidiaries (if any) for any twelve-month period ending on the last day of a Fiscal Quarter:

      (i) net income,

      plus  (ii)  depreciation  and all other  non-cash  charges  to income  not affecting working capital,

      minus (iii) all cash or asset dividends on capital stock,

      minus (iv)  all capital expenditures,

      plus (v) increases in long term debt which shall have been applied to capital expenditures and approved in advance by Chase.

      "MONEY MARKET RATE" means if offered, a rate of interest per annum as offered by Chase from time to time on any single commercial borrowing for a period of up to ninety (90) days. The Money Market Rate of interest available for any subsequent borrowings may differ since Money Market Rates may fluctuate on a daily basis.

      "PERSON" means an individual, a corporation, a company, a voluntary association, a partnership, a limited liability company, a trust, an unincorporated organization or a government or any agency, instrumentality or political subdivision thereof.

      "PURCHASE AGREEMENT" means the Stock Purchase Agreement, dated as of April 1, 2003, by and among Jay L. Friedland, Robert La Terra, Guideline Research Corp. and the undersigned, as the same may be amended, supplemented or otherwise modified in accordance with its terms.

      "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

      "REGULATORY CHANGE" means any change after the date hereof in United States federal, state or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including the Bank of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

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      "RESERVE  REQUIREMENT"  means,  for any Euro  Rate  Loan for any  Interest
Period therefor, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding $5,000,000,000 against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (x) any category of liabilities which includes deposits by reference to which the Euro Rate is to be determined or (y) any category of extensions of credit or other assets which includes a Euro Rate Loan. The Reserve Requirement shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

      "SENIOR DEBT" means all indebtedness owing to Chase under this Note and the Senior Grid Note and in respect of any letters of credit issued by Chase for the account of the undersigned.

      "SUBORDINATED DEBT" means all indebtedness owing under the Loan Agreement, dated April 1, 2003, between the undersigned and Petra Mezzanine Fund, L.P.
("PETRA"), and the Promissory Note, dated April 1, 2003, issued by the undersigned to the order of Petra Mezzanine Fund, L.P. in the principal amount of $3,000,000.00, in each case as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and the terms of the Subordination Agreement.

      "SUBORDINATION AGREEMENT" means the Subordination Agreement, dated as of April 1, 2003, among the undersigned, the Guarantors, Petra and Chase, as the same may be amended, restated, supplemented or otherwise modified in accordance with its terms.

      "SUBSIDIARY" of a Person means any corporation or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by such Person.

      2. FEE. The undersigned promises to pay to Chase an upfront fee of $10,000 on the date of this Note.

      3. INTEREST. The undersigned promises to pay interest on the unpaid principal balance of this Note from and including the date hereof until paid in full (before as well as after judgment) at the following applicable rates, as may be offered by Chase and selected by the undersigned:

      Variable Rate:    A rate of interest  per year which  shall  automatically
                        increase or decrease from time to time so that at all times such rate shall remain equal to the higher of the Federal Funds Rate and that rate of interest from time to time announced by Chase at its head office as its prime commercial lending rate (the "PRIME RATE"), in each case plus one and one-quarter percent (1.25%).
                        Changes in the

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                        rate of interest  hereunder shall be effective as of and
                        for the entire day on which such change in the Federal Funds Rate or the Prime Rate becomes effective;

      and

      Fixed Rate:       A rate per year for each Interest Period equal to either
                        the Euro Rate or the Money Market Rate.

      Unless three Banking Days prior to the expiration of an Interest Period, the undersigned requests and Chase quotes a new Fixed Rate for a subsequent Interest Period on an existing Fixed Rate Loan, such Fixed Rate Loan shall automatically convert to the Variable Rate on the day immediately following the last day of the current Interest Period.

      Notwithstanding any other provision herein to the contrary, the undersigned shall not be entitled to (i) have more than three different Interest Periods outstanding at any one time or (ii) select or renew an Interest Period for a Fixed Rate Loan (a) at any time an Event of Default (as hereinafter defined) has occurred and is continuing or (b) which would prevent the undersigned from making a regularly scheduled principal payment without Section 7 hereof being applicable to such payment.

      Interest shall be payable in arrears (a) as to a Variable Rate Loan, on the first day of each month and (b) as to a Fixed Rate Loan, on the last day of each Interest Period, or if such Interest Period is more than three months, then on the three-month anniversary of the date of the commencement of such Interest Period and on the last day of such Interest Period, unless otherwise specified on a Rider attached hereto, (c) on the Maturity Date, and (d) on the date of any prepayment of principal (but only with respect to the amount so prepaid). Interest shall be calculated on the Loan on the basis of a year of 360 days and payable for the actual number of days elapsed.

      After the occurrence of an Event of Default set forth below, Chase, at its option, by written notice to the undersigned, may increase the interest rate on this Note by an additional two percent (2%) per year, effective on the date of such notice.

      4. BORROWINGS AND PAYMENTS. The undersigned shall give Chase notice by 12:00 noon New York City time three (3) Banking Days prior to each request for a Fixed Rate Loan and by 12:00 noon New York City time on the date of each request for a Variable Rate Loan; PROVIDED that each Fixed Rate Loan shall be in a minimum amount equal to at least $500,000.

      All payments under this Note shall be made in lawful money of the United States of America and in immediately available funds at Chase's office specified above. Chase may (but shall not be obligated to) debit the amount of any payment (principal, interest or otherwise) under this Note when due to the deposit accounts of the undersigned with Chase listed below. This Note may be prepaid without penalty or premium unless otherwise specified herein. All prepayments shall be in a minimum amount equal to the lesser of $100,000 or the unpaid principal amount of this Note. Chase may apply any money received or collected for payment

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of this Note to the principal of, interest on or any other amount payable under, this Note in any order that Chase may elect.

      All  amounts   payable   hereunder   shall  be  made  without  set-off  or
counterclaim and clear of and without deduction for any and all taxes, registration fees, duties, levies or any other deductions or withholdings whatsoever imposed, collected or made with respect to this Note. In the event the undersigned or Chase is compelled by applicable law to pay or deduct any such amounts, the undersigned shall pay to Chase such additional amounts to insure that Chase receives for its own account the full amount it otherwise would have received in the absence of any such deductions.

      Whenever any payment to be made hereunder (including principal and interest) shall be stated to be due on a day other than a Banking Day, that payment will be due on the next following Banking Day, and any extension of time shall in each case be included in the computation of interest payable on this Note.

      If any payment (principal, interest or otherwise) shall not be paid when due, other than a payment of the entire principal balance of the Note due upon acceleration after default, to the extent permitted by applicable law, the undersigned shall pay a late payment charge equal to five percent (5%) of the amount of such delinquent payment, provided that the amount of such late payment charge shall be not less than $25 nor more than $500.

      5. ADDITIONAL COSTS. If as a result of any Regulatory Change, Chase determines (which determination shall be conclusive) that the cost to Chase of making or maintaining the Loan is increased, or any amount received or receivable by Chase hereunder is reduced, or Chase is required to make any payment (including without limitation in connection with any taxes, reserves or capital adequacy requirements or assessments) in connection with any transaction contemplated hereby, then the undersigned shall pay to Chase on demand such additional amount or amounts as Chase determines will compensate Chase for such increased cost, reduction or payment. Chase will, within 90 days after such demand, provide the undersigned with a statement setting forth the calculation of such additional amount or amounts; PROVIDED, HOWEVER, the failure of Chase to provide such statement shall not relieve the undersigned of its payment obligation.

      6. UNAVAILABILITY, INADEQUACY OR ILLEGALITY. Anything herein to the contrary notwithstanding, if Chase determines (which determination shall be conclusive) that

            (a) quotations of interest rates for the relevant deposits referred to in the definition of Euro Rate are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for a Fixed Rate Loan; or

            (b) the definition of Euro Rate does not adequately cover the cost to Chase of making or maintaining a Fixed Rate Loan; or

            (c) if it becomes unlawful for Chase or its lending office to make, convert or maintain the Loan,

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Chase shall promptly notify the undersigned,  and Chase shall not make,  convert or maintain the Loan and the Loan outstanding shall be prepaid on demand, together with interest and any amounts due under the CERTAIN COMPENSATION section below.

      7. CERTAIN COMPENSATION (FIXED RATE LOAN ONLY). If for any reason there is a principal payment of the Loan on a date other than the last day of the Interest Period thereof (whether by demand, prepayment, or otherwise) or a failure to borrow on the date specified for borrowing, the undersigned will pay to Chase on demand such amount or amounts as shall be sufficient (in the reasonable opinion of Chase) to compensate Chase for any loss, cost or expense which Chase determines is attributable to such payment or such failure to borrow; PROVIDED that Chase shall have delivered to the undersigned a certificate as to the amount of such loss, cost or expense setting forth in reasonable detail the calculation thereof, which shall be presumptively correct if made in good faith on a reasonable basis.

      8. AUTHORIZATIONS. The undersigned hereby authorizes Chase to make the Loan and disburse the proceeds thereof to the account listed below and to make repayments of such Loan by debiting such account upon oral, telephonic or telecopied instructions made by any person purporting to be an officer or agent of the undersigned who is empowered to make such requests and give such instructions. The undersigned may amend these instructions, from time to time, effective upon actual receipt of the amendment by Chase. Chase shall not be responsible for the authority, or lack of authority, of any person giving such telephonic instructions to Chase pursuant to these provisions. By executing this Note, the undersigned agrees to be bound to repay the Loan obtained hereunder as reflected on Chase's books and records and made in accordance with these authorizations, regardless of the actual receipt of the proceeds thereof.

      9. RECORDS. The interest rate of the Loan and the date of each change thereof, the date and amount of each payment of principal of the Loan, and the then outstanding principal balance of the Loan, shall be recorded by Chase on its books and prior to any transfer of this Note (or, at the discretion of Chase at any other time), endorsed by Chase on a schedule attached or any continuation of such schedule. Any such endorsement shall be conclusive absent manifest error.

      10. REPRESENTATIONS AND WARRANTIES. The undersigned represents and warrants upon the execution and delivery of this Note that: (a) it is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing; (b) it has the power to execute and deliver this Note and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance; (c) such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its organizational documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any material contractual restriction binding on or materially affecting it or any of its assets; (d) to the best of undersigned's knowledge, all governmental and other consents that are required to have been obtained by it with respect to this Note have been obtained and are in full force and effect and all conditions of any such consents have been complied with; (e) its obligations under this Note constitute its legal, valid and binding obligations, enforceable in accordance with its terms except

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to the extent that such  enforcement  may be limited by  applicable  bankruptcy, insolvency or other similar laws affecting creditors' rights generally; (f) all financial statements and related information furnished and to be furnished to Chase from time to time by the undersigned are true and complete and fairly present the financial or other information stated therein as at such dates or for the periods covered thereby; (g) there are no actions, suits, proceedings or investigations pending or, to the knowledge of the undersigned, threatened against or affecting the undersigned before any court, governmental agency or arbitrator, which involve forfeiture of any assets of the undersigned or which may materially adversely affect the financial condition, operations, properties or business of the undersigned or the ability of the undersigned to perform its obligations under this Note; and (h) there has been no material adverse change in the financial condition of the undersigned since the date of the most recent audited annual financial statements.

      11. AFFIRMATIVE COVENANTS. The undersigned agrees that it shall:

            (a) Furnish to Chase, within 120 days after and as at the close of each Fiscal Year, a consolidated (and consolidating) balance sheet(s) of the undersigned and its consolidated Subsidiaries, and consolidated (and consolidating) statements of income, cash flows and changes in shareholders' equity of the undersigned and its consolidated Subsidiaries, prepared in accordance with GAAP consistently applied, on an audit basis, prepared by Deloitte & Touche LLP, or other independent public accounting firm satisfactory to Chase, and accompanied by a satisfactory report of such accountants which shall not contain any qualification of opinion or disclaimer;

            (b) Furnish to Chase, within 60 days after the end of each Fiscal Quarter, a consolidated (and consolidating) balance sheet(s) of the undersigned and its consolidated Subsidiaries as at the end of each such quarter and related consolidated (and consolidating) statements of income, cash flow and changes in shareholders' equity of the undersigned and its consolidated Subsidiaries for such Fiscal Quarter and from the beginning of such Fiscal Year to the end of such Fiscal Quarter, together with comparisons to the previous year, if appropriate, and to budget projections, prepared in conformity with GAAP consistently applied, and certified by an appropriate financial officer of the undersigned;

            (c) Furnish to Chase, concurrently with the delivery of the financial statements specified in paragraphs (a) and (b) above, a certificate of the principal financial officer, the controller, the treasurer or an assistant treasurer of the undersigned (i) stating whether he has any knowledge of the occurrence at any time on or prior to the date of such certificate of any Event of Default or any event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default, and if so, stating the facts with respect thereto, and (ii) setting forth in a true and correct manner the calculation of each of the financial covenants set forth in Section 13 of this Note, as of the date of the most recent financial statements accompanying such certificate, to show the undersigned's compliance with or the status of each financial covenant contained in such Section;

            (d) Furnish to Chase, on or before April 1 of each Fiscal Year, the undersigned's projected income statement and balance sheet for such Fiscal Year (and for each Fiscal Quarter during such Fiscal Year), to be in form and substance satisfactory to Chase.

            (e) Furnish to Chase such other books, records and reports as Chase may from time to time reasonably request;

            (f) Permit representatives of Chase to visit and inspect any of the properties of the undersigned and its Subsidiaries, examine its corporate books and records, and to make extracts or copies of such books and records, and discuss its affairs, finances and accounts with its officers, accountants and agents, PROVIDED that the foregoing shall only be done at reasonable times and with not more than reasonable frequency, and PROVIDED FURTHER that the reasonable cost of such inspections and examinations shall be paid by the undersigned;

            (g) Cause to be paid and discharged all obligations when due and all lawful taxes, assessments and governmental charges or levies imposed upon the undersigned or any of its Subsidiaries, or upon any property, real, personal or mixed, belonging to the undersigned or its Subsidiaries, or upon any part thereof, before the same shall become in default, as well as lawful claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such property or any part thereof; PROVIDED, HOWEVER, that neither the undersigned nor any such Subsidiary shall be required to cause to be paid and discharged any such obligation, tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in the normal course of business and in good faith;

            (h) Maintain with financially sound, reputable and duly licensed insurers, insurance of the kinds, covering the risks and in the relative proportionate amounts usually carried by similar companies in similar localities or as may otherwise be expressly required by Chase from time to time;

            (i) Promptly notify Chase in writing with full details if any event occurs or any condition exists which constitutes, or which but for a requirement of lapse of time or giving of notice or both would constitute, an Event of Default under this Note or which might materially and adversely affect the financial condition or operations of the undersigned or any of its Subsidiaries; and

            (j) Furnish to Chase (i) within 20 days after the end of each calendar month, a borrowing base certificate that sets forth the calculation of the Borrowing Base as of the last day of such month, and (ii) within 20 days after the end of each Fiscal Quarter, a statement that sets forth a detailed aging of all accounts receivable and accounts payable of the undersigned as of the last day of such Fiscal Quarter, in each case in form, scope and substance satisfactory to Chase.

      12. NEGATIVE COVENANTS. The undersigned agrees that it shall not, and shall not permit any of its Subsidiaries to:

            (a) Incur, create, permit to exist or assume, directly or indirectly, any Debt other than (i) Debt to Chase; (ii) trade indebtedness (which shall not include any borrowing, trade acceptances or notes given in settlement of trade indebtedness) incurred in the ordinary course of business and not more than 90 days overdue; (iii) indebtedness related to liens permitted by clause (b)(ii) below; (iv) the Subordinated Debt, PROVIDED that the Subordinated Debt shall at all times be subject to the terms of the Subordination Agreement; (v) the Consideration Shares Put, the One Year Deferred Consideration Amount and the Two Year Deferred Consideration Amount (as such terms are defined in the Purchase Agreement); and
(vi) any other payments payable to the Shareholders (as such term is defined in the Purchase Agreement) expressly contemplated by and pursuant to the Purchase Agreement;

            (b) Pledge or encumber any of its assets, except (i) mortgages, liens, security interests or encumbrances granted to Chase, (ii) liens on personal property incurred in connection with a capital lease entered into by the undersigned as lessee in the ordinary course of business; PROVIDED that any such liens are created contemporaneously with the leasing of such personal property and attach only to the property so leased, and (iii) liens, security interests or encumbrances granted to Petra that secure the obligations of the undersigned in respect of the Subordinated Debt, PROVIDED that such liens, security interests and encumbrances shall at all times be subject to the terms of the Subordination Agreement;

            (c) Loan or make advances to, or guarantee, endorse or otherwise be or become liable or contingently liable in connection with the obligations or indebtedness of, any other Person, directly or indirectly;

            (d) Make or permit to be made any material change in the character, management or direction of the undersigned's business or operations (including, but not limited to, a change in its executive management or in the ownership of its capital stock which effects a change in the control of any such business or operations), which is not satisfactory to Chase;

            (e) Be in violation of any law or regulation, order, writ, injunction or decree of any court or governmental instrumentality or in breach of any agreement or instrument to which the undersigned or any of its Subsidiaries is subject or in default thereunder;

            (f) Enter into or be a party to any merger, consolidation, reorganization, exchange of stock or assets, unless the undersigned is the surviving corporation and as such satisfies all of the covenants contained herein; PROVIDED, HOWEVER, the undersigned will not permit any corporation to merge into the undersigned or acquire any assets in exchange for securities of the undersigned if immediately after such merger or asset acquisition, assuming full conversion of any convertible securities issued in connection therewith, the shareholders of the corporation merged into the undersigned or any Subsidiary of the undersigned or the holders of the shares issued to acquire such assets would hold 50% or more of the voting power of the undersigned or any of its Subsidiaries;

            (g) Sell, lease, assign, transfer or otherwise dispose of any of the assets of the undersigned or of any of its Subsidiaries (including stock of a Subsidiary), except: (i) for inventory disposed of in the ordinary course of business; (ii) the sale or other disposition of assets no longer used or useful in the conduct of its business; and (iii) that any such Subsidiary may sell, lease, assign, or otherwise transfer its assets to the undersigned; and

            (h) Make or hold any investment in any securities of any kind other than ownership of stock of its Subsidiaries, be or become a party to any joint venture or partnership, or make or keep outstanding any advance or loan except as permitted hereunder and those securities held on the date hereof and disclosed in writing to Chase.

      13. FINANCIAL COVENANTS. The undersigned shall maintain at all times (unless otherwise stated) the following financial covenants and ratios:

            (a) (i) Senior Debt to (ii) Consolidated Tangible Net Worth plus Subordinated Debt of not more than 0.75 to 1;

            (b) Consolidated Current Assets to Consolidated Current Liabilities of not less than 1.25 to 1;

            (c) Consolidated Tangible Net Worth plus Subordinated Debt of not less than $3,300,000; and

            (d) Cash Flow Coverage Ratio of not less than 1.25 to 1, to be measured at the end of each Fiscal Quarter.

      14. SECURITY. As collateral security for the payment of this Note and of any and all other obligations and liabilities of the undersigned to Chase, now existing or hereafter arising, the undersigned grants to Chase a security interest in and a lien upon and right of offset against all moneys, deposit balances, securities or other property or interest therein of the undersigned now or at any time hereafter held or received by or for or left in the possession or control of Chase or any of its affiliates, including subsidiaries, whether for safekeeping, custody, transmission, collection, pledge or for any other or different purpose.

      15. DEFAULT. If any of the following events of default shall occur with respect to the undersigned (each an "EVENT OF DEFAULT"):

            (a) the undersigned shall fail to pay the principal of, or interest on, this Note, or any other amount payable under this Note, as and when due and payable;

            (b) any representation or warranty made or deemed made by the undersigned in this Note or in any document granting security or support for (or otherwise executed in connection with) this Note or by any third party supporting or liable with respect to this Note (whether by guaranty, subordination, grant of security or any other credit support, a "THIRD PARTY") in any document evidencing the obligations of a Third Party (this Note and all of the foregoing documents and all agreements, instruments or other documents executed by the undersigned or a Third Party being the "FACILITY DOCUMENTS") or which is contained in any certificate, document, opinion, financial or other statement furnished at any time under or in connection with any Facility Document, shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

            (c) the undersigned or any Third Party shall fail to perform or observe any term, covenant or agreement contained in any Facility Document on its part to be performed or observed (not constituting an Event of Default under any other clause of this section), and such failure shall continue for 30 consecutive days;

            (d) the undersigned or any Third Party shall fail to pay when due any of its Debt (including, without limitation, any Debt to Chase, other than the Debt of the undersigned under this Note) or if any such Debt shall become due and payable, or shall be capable of becoming due and payable at the option of any holder thereof, by acceleration of its maturity, or if there shall be any default by the undersigned or any Third Party under any agreement relating to such Debt;

            (e) the undersigned or any Third Party: (i) shall generally not, or be unable to, or shall admit in writing its inability to, pay its debts as such debts become due; (ii) shall make an assignment for the benefit of creditors;
(iii) shall file a petition in bankruptcy or for any relief under any law of any jurisdiction relating to reorganization, arrangement, readjustment of debt, dissolution or liquidation; (iv) shall have any such petition filed against it and the same shall remain undismissed for a period of 30 days or shall consent or acquiesce thereto; or (v) shall have had a receiver, custodian or trustee appointed for all or a substantial part of its property;

            (f) if the undersigned or any Third Party is an individual, such individual shall die or be declared incompetent;

            (g) any Third Party Facility Document shall at any time and for any reason cease to be in full force and effect or shall be declared null and void, or its validity or enforceability shall be contested by the relevant Third Party, or such Third Party shall deny it has any further liability or obligation under any Facility Document or shall fail to perform its obligations under any Facility Document;

            (h) any security agreement or other agreement (whether by the undersigned or any Third Party) granting a security interest, lien, mortgage or other encumbrance securing obligations under any Facility Document (including, without limitation, the Security Agreement, dated December 30, 1999, by the undersigned in favor of Chase, as the same may be amended, supplemented or otherwise modified from time to time) shall at any time and for any reason cease to create a valid and perfected first priority security interest, lien, mortgage or other encumbrance in or on the property purported to be subject to such agreement or shall cease to be in full force and effect or shall be declared null and void, or the validity or enforceability of any such agreement shall be contested by any party to such agreement, or such party shall deny it has any further liability or obligation under such agreement or any such party shall fail to perform any of its obligations under such agreement;

            (i) the undersigned shall make or permit to be made any material change in the character, management or direction of the undersigned's business or operations (including, but not limited to, a change in its executive management or in the ownership of its capital stock which effects a change in the control of any such business or operations), which is not satisfactory to Chase;

            (j) the undersigned or any Third Party shall suffer a material adverse change in its business, financial condition, properties or prospects (including, but not limited to, a termination of the SVP International S.A. licensing arrangement);

            (k) any action, suit, proceeding or investigation against or affecting the undersigned or a Third Party before any court or governmental agency which involves forfeiture of any assets of the undersigned or a Third Party shall have been commenced; or

            (l) one or more judgments, decrees or orders for the payment of money in excess of $250,000 in the aggregate shall be rendered against the undersigned and shall continue unsatisfied and in effect for a period of 30 consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal;

      THEN, in any such case, if Chase shall elect by notice to the undersigned, the unpaid principal amount of this Note, together with accrued interest and any other amounts due hereunder shall become forthwith due and payable; PROVIDED that in the case of an event of default under clause (e) above, the unpaid principal amount of this Note, together with accrued interest and any other amounts due hereunder shall immediately become due and payable without any notice or other action by Chase.

      16. CERTAIN WAIVERS. The undersigned waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Note.

      17. COSTS. The undersigned agrees to reimburse Chase on demand for all reasonable costs, expenses and charges (including, without limitation, any taxes, fees and charges of external legal counsel for Chase and costs allocated by its internal legal department) in connection with the preparation, interpretation, administration, performance or enforcement of this Note and the Facility Documents.

      18. NOTICES. All notices, requests, demands or other communications to or upon the undersigned or Chase shall be in writing and shall be deemed to be delivered upon receipt if delivered by hand or overnight courier or five days after mailing to the address (a) of the undersigned as set forth next to the undersigned's execution of this Note, (b) of Chase as set forth above, or (c) of the undersigned or Chase at such other address as the undersigned or Chase shall specify to the other in writing.

      19. ASSIGNMENT. This Note shall be binding upon the undersigned and its or their successors and shall inure to the benefit of Chase and its successors and assigns.

      20. AMENDMENT AND WAIVER. This Note may be amended only by a writing signed on behalf of each party and shall be effective only to the extent set forth in that writing. No delay by Chase in exercising any power or right hereunder shall operate as a waiver thereof or of any other power or right; nor shall any single or partial exercise of any power or right preclude other or future exercise thereof, or the exercise of any other power or right hereunder.

      21. GOVERNING LAW; JURISDICTION. This Note shall be governed by and construed in accordance with the laws of the State of New York. The undersigned consents to the nonexclusive jurisdiction and venue of the state or federal courts located in such state. The undersigned hereby waives any objection which it or they may now or hereafter have to the laying of venue of any suit or action arising out of this Note in such courts and further waives any claim that any such suit or action brought in any such court has been brought in an inconvenient forum. In the event of a dispute hereunder, suit may be brought against the undersigned in such courts or in any jurisdiction where the undersigned or any of its assets may be located. Service of process by Chase in connection with any dispute shall be binding on the undersigned if sent to the undersigned by registered mail at the address specified below or to such further address(es) as the undersigned may specify to Chase in writing.

      22. MAXIMUM INTEREST. Notwithstanding any other provision of this Note, the undersigned shall not be required to pay any amount pursuant to this Note which is in excess of the maximum amount permitted to be charged under applicable law, and any such excess interest paid shall be refunded to the undersigned or applied to principal owing hereunder.

      23. JURY, CERTAIN DEFENSES AND SET-OFF WAIVERS. THE UNDERSIGNED HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS NOTE OR ANY FACILITY DOCUMENT, AND AGREES THAT ANY SUCH DISPUTE SHALL, AT CHASE'S OPTION, BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

      IN ADDITION, THE UNDERSIGNED WAIVES THE RIGHT TO INTERPOSE ANY DEFENSE BASED UPON ANY STATUTE OF LIMITATIONS OR ANY CLAIM OF DELAY BY CHASE AND ANY SET-OFF OR COUNTERCLAIM OF ANY NATURE OR DESCRIPTION.

                                          CHASE ACCOUNT NO. TO BE CHARGED FOR
                                          DISBURSEMENTS AND PAYMENTS:

                                          777-789213
                                          --------------------------------------


                                          FIND/SVP, INC.

                                          By: /s/ Peter Stone
                                              ----------------------------------

                                          Print Name: Peter Stone
                                                      --------------------------

                                          Title: Chief Financial Officer
                                                 -------------------------------

ADDRESS FOR NOTICES:
625 AVENUE OF THE AMERICAS
NEW YORK, NEW YORK 10011
TELECOPIER NO. (212) 255-7632